UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 8, 2012
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 8, 2012, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter for 2012.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 8, 2012 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: November 8, 2012	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Third Quarter Fiscal 2012 Results

Third Quarter Revenues of $276.3 Million, Adjusted EBITDA of $34.4 Million and Adjusted Free Cash Flow of $19.7 Million

Provides Fourth Quarter 2012 Revenue, Adjusted EBITDA and Adjusted Free Cash Flow Guidance

SAN DIEGO, CA, November 8, 2012 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported third quarter fiscal year 2012 revenues of $276.3 million and Adjusted EBITDA of $34.4 million, or 12.5 percent of revenues, and Adjusted Free Cash Flow of $19.7 million.  Third quarter fiscal 2012 revenue of $276.3 million increased organically 10.2 percent sequentially over the second quarter of 2012.  Including the operating results from the acquisition of Composite Engineering, Inc. (CEI), which closed on July 2, 2012, Kratos' third quarter revenue increased 25.7 percent sequentially over the second quarter of 2012 and approximately 33.7 percent over the third quarter of fiscal 2011.  Kratos' third quarter cash flow from operations was $25.3 million, and the Company’s third quarter book-to-bill ratio was 1.2 to 1.0.  Kratos reported total backlog of $1.3 billion and a qualified bid and proposal pipeline of $5.1 billion as of the end of the fiscal 2012 third quarter.

Pro Forma EPS from continuing operations for the third quarter of fiscal 2012 was $0.18.  Pro Forma EPS excludes the amortization of purchased intangibles, accrual for unused office space and costs related to Kratos’ strategic acquisitions and assumes the estimated cash to be paid for income taxes, reflecting the significant expected benefit from Kratos' over $300 million of Net Operating Loss carry forwards, which expire through 2030.

Kratos’ President & CEO, Eric DeMarco, said, “Over the past couple of years we have acquired a number of companies supporting the C5ISR specialty products and technology area, which from a strategic, mission and customer related standpoint are all highly complementary.  We believe that our third quarter results validate our strategy, reflect the successful integration of the acquired entities, the overall strength of the unique business we have built and the financial performance this business is capable of generating when a DoD budget is in place.”

Mr. DeMarco continued, “Kratos' third quarter performance came in stronger than expected, with sequential organic revenue growth and sequential improvement in Adjusted EBITDA margins, including solid performance by our electronic warfare and satellite communications specialty products businesses and our cyber security, training systems, critical infrastructure security and public safety businesses.  This strength was offset somewhat by the continued contraction of our traditional federal government technical services business.  CEI’s third quarter performance was in line with our previous expectations, as CEI also generated sequential organic growth and sequential EBITDA growth over the second quarter.  Kratos generated positive free cash flow in the third quarter in spite of the additional working capital required, primarily inventory and receivables related, to support the Company’s stronger than expected third quarter organic revenue growth. We expect to convert these contract receivables and inventory into cash over the next few quarters as we execute on the related programs and bill out and collect the related receivables. Also importantly, our previously announced process to divest certain non-core businesses remains on track, with certain assets being monetized recently for cash and the balance of the discontinued business targeted to be successfully divested also for cash before the end of this fiscal year.”

Kratos also announced today that it is updating and confirming its previously provided fiscal year 2012 revenue guidance within the previously communicated range. Accordingly, the Company is providing fourth quarter 2012 revenue guidance of $250 million to $270 million, Adjusted EBITDA guidance of $27 million to $32 million and annual Adjusted Free Cash Flow guidance of $35 million to $45 million.

Kratos is currently not expecting to provide fiscal 2013 financial guidance until at least the first calendar quarter of 2013, when the Company announces its fiscal fourth quarter 2012 results, due primarily to the current and expected continued potential significant United States Federal Government budgetary uncertainty, including the existing Continuing Resolution Authorization for Federal Fiscal 2013 and the possibility of a sequestration or other macroeconomic or Federal budgetary related events.

Mr. DeMarco continued, “Two weeks ago, Hurricane Sandy caused widespread damage in the New York and New Jersey area, which is Kratos' critical infrastructure security division's largest region, where approximately 30 to 35 percent of this business' revenue is generated.  The damage and aftermath of Hurricane Sandy has caused a number of very large transportation system and critical infrastructure related security deployments we are under contract for and working on to be temporarily suspended due to flooding, other damage and customer reprioritization until at least the beginning of next year.  This is a primary consideration in our being cautious in the fourth quarter guidance we provided today.  We do believe, however, that mid- and long-term there may be an even greater opportunity for Kratos' specialized security offerings in this region, as there are literally thousands of previously deployed security and surveillance cameras, sensors, elements and access control points in and on tunnels, mass transit hubs, tracks, lines, facilities and bridges, and the related command, control and communication infrastructure that has water and other damage from the storm.  We have already commenced discussions with certain of our customers regarding addressing this damaged or destroyed security infrastructure.”

Mr. Demarco concluded, “As an organization, we remain focused on continued operational excellence, successfully completing the integration of the previously acquired businesses, converting our recently increased working capital driven by our organic growth into cash, reducing the related cost structure wherever possible, generating free cash flow and delevering the business.”

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 39832042.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technical oriented work force of approximately 4,400.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and divestiture activities, and market and industry developments. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks of our subcontractors or suppliers failure to perform their contractual obligations, including the appearance of counterfeit parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks associated with our planned divestiture of certain non-core businesses; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 25, 2011, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

Note Regarding Use of Non-GAAP Financial Measures

Adjusted Cash Flow From Operations is computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items, and Adjusted Free Cash Flow is computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items less payments for capital expenditures.  Pro Forma EPS is computed using net income excluding amortization of purchased intangibles, acquisition expenses, and unused office space expense less the estimated tax cash payments.  Certain of the information set forth herein, including Adjusted EBITDA, excluding losses from discontinued operations, transaction and other acquisition related costs, stock compensation expense and income from SWAP instruments, and the associated margin rates, and Pro Forma EPS are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flows from operations, excluding non-operational items and non-cash items such as acquisition related items, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 25,	September 30,	September 25,
	2012	2011	2012	2011

Service revenues	$ 125.6	$ 93.2	$ 339.8	$ 248.3
Product sales	150.7	113.4	365.8	252.2
Total revenues	276.3	206.6	705.6	500.5
Cost of service revenues	98.3	68.6	264.8	186.9
Cost of product sales	103.9	79.0	251.6	181.8
Total costs	202.2	147.6	516.4	368.7
Gross profit - services	27.3	24.6	75.0	61.4
Gross profit - products	46.8	34.4	114.2	70.4

Total gross profit	74.1	59.0	189.2	131.8

Selling, general and administrative expenses	40.1	29.3	104.7	68.6
Unused office space expense and other	0.7	-	2.1	-
Merger and acquisition expenses	0.3	3.7	2.7	11.3
Research and development expenses	4.5	3.2	12.9	5.0
Depreciation	1.4	1.2	3.8	2.6
Amortization of intangible assets	13.0	11.9	32.4	24.5
Operating income	14.1	9.7	30.6	19.8
Interest expense, net	(17.6)	(15.0)	(49.9)	(34.8)
Other income, net	0.4	(0.3)	1.3	-
Loss from continuing operations before income taxes	(3.1)	(5.6)	(18.0)	(15.0)
Provision for income taxes	1.3	1.6	3.8	1.3
Loss from continuing operations	(4.4)	(7.2)	(21.8)	(16.3)
Income (loss) from discontinued operations, net of taxes	0.2	0.3	(2.6)	0.7
Net loss	$ (4.2)	$ (6.9)	$ (24.4)	$ (15.6)

Basic income (loss) per common share:
Loss from continuing operations	$ (0.08)	$ (0.23)	$ (0.50)	$ (0.64)
Income (loss) from discontinued operations, net of taxes	0.01	0.01	(0.06)	0.02
Net loss	$ (0.07)	$ (0.22)	$ (0.56)	$ (0.62)

Diluted income (loss) per common share:
Loss from continuing operations	$ (0.08)	$ (0.23)	$ (0.50)	$ (0.64)
Income (loss) from discontinued operations, net of taxes	0.01	0.01	(0.06)	0.02
Net loss	$ (0.07)	$ (0.22)	$ (0.56)	$ (0.62)

Weighted average common shares outstanding
Basic	56.6	30.8	43.8	25.3
Diluted	56.6	30.8	43.8	25.3

Adjusted EBITDA (1)	$ 34.4	$ 29.2	$ 83.8	$ 64.5

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net, other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, unused office space expense, and other acquisition related expenses.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

Reconciliation of Net loss to Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 30,	September 25,	September 30,	September 25,
	2012	2011	2012	2011

Net loss	$ (4.2)	$ (6.9)	$ (24.4)	$ (15.6)
(Income) loss from discontinued operations	(0.2)	(0.3)	2.6	(0.7)
Acquisition expenses	0.3	3.7	2.7	11.3
Interest expense, net	17.6	15.0	49.9	34.8
Other income related to SWAP instruments	-	-	-	(0.3)
Provision for income taxes	1.3	1.6	3.8	1.3
Depreciation *	3.6	3.3	10.1	6.9
Stock compensation	2.3	0.9	4.6	2.3
Unused office space expense and other	0.7	-	2.1	-
Amortization of intangible assets	13.0	11.9	32.4	24.5

Adjusted EBITDA	$ 34.4	$ 29.2	$ 83.8	$ 64.5

* Includes depreciation reported in cost of service revenues and product sales.

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 25,	September 30,	September 25,
	2012	2011	2012	2011
Revenues:
Government Solutions	$ 223.5	$ 174.2	$ 568.2	$ 416.9
Public Safety & Security	52.8	32.4	137.4	83.6
Total revenues	$ 276.3	$ 206.6	$ 705.6	$ 500.5

Operating income (loss) from continuing operations:
Government Solutions	$ 14.0	$ 10.5	$ 32.4	$ 26.8
Public Safety & Security	3.3	3.7	7.3	6.6
Other activities	(3.2)	(4.5)	(9.1)	(13.6)
Total operating income from continuing operations	$ 14.1	$ 9.7	$ 30.6	$ 19.8

Note: Other activities in the three months ended September 30, 2012 and September 25, 2011 include acquisition expenses of $0.3 million and $3.7 million, respectively, and for the nine months ended September 30, 2012 and September 25, 2011 include acquisition expenses of $2.7 million and $11.3 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 30,	September 25,	September 30,	September 25,
	2012	2011	2012	2011

KGS	$ 30.2	$ 24.8	$ 73.9	$ 56.0
% of revenue	13.5%	14.2%	13.0%	13.4%
PSS	4.2	4.4	9.9	8.5
% of revenue	8.0%	13.6%	7.2%	10.2%
Total	$ 34.4	$ 29.2	$ 83.8	$ 64.5
% of revenue	12.5%	14.1%	11.9%	12.9%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

			As of
			September 30,	December 25,
			2012	2011
Assets
Current assets:
Cash and cash equivalents			$ 37.6	$ 69.6
Restricted cash			5.6	1.1
Accounts receivable, net			281.4	245.3
Inventoried costs			99.9	76.6
Prepaid expenses			17.6	12.7
Other current assets			14.5	15.7
Total current assets			456.6	421.0
Property and equipment, net			84.6	72.5
Goodwill			678.5	571.6
Intangibles, net			132.2	124.6
Other assets			21.0	26.3
Total assets			$ 1,372.9	$ 1,216.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable			$ 81.0	$ 48.8
Accrued expenses			51.7	50.7
Accrued compensation			41.9	39.8
Accrued interest			21.7	5.1
Billings in excess of costs and earnings on uncompleted contracts			44.0	36.2
Other current liabilities			33.8	33.2
Total current liabilities			274.1	213.8
Long-term debt principal, net of current portion			630.0	630.8
Long-term debt premium			19.7	22.8
Other long-term liabilities			36.5	36.0
Total liabilities			960.3	903.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, $.001 par value, no shares outstanding at December 25, 2011 and September 30, 2012.			-	-
Common stock, $.001 par value, 195,000,000 shares authorized; 32,421,135 and 56,554,000 shares issued and outstanding at December 25, 2011 and September 30, 2012, respectively.			-	-
Additional paid-in capital			845.4	720.6
Accumulated other comprehensive loss			(0.6)	(0.2)
Accumulated deficit			(432.2)	(407.8)
Total stockholders’ equity			412.6	312.6
Total liabilities and stockholders’ equity			$ 1,372.9	$ 1,216.0

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

			Nine Months Ended
			September 30,	September 25,
			2012	2011
Operating activities:
Net loss			$ (24.4)	$ (15.6)
Less: Income (loss) from discontinued operations			(2.6)	0.7
Loss from continuing operations			(21.8)	(16.3)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization			42.5	31.4
Deferred income taxes			1.4	0.2
Stock‑based compensation			4.6	2.3
Mark to market on swaps			-	(0.3)
Amortization of deferred financing costs			3.8	2.5
Amortization of premium on Senior Secured Notes			(3.1)	-
Provision for doubtful accounts			0.4	0.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable			(6.3)	(10.6)
Inventoried costs			(10.4)	3.3
Prepaid expenses and other assets			(1.9)	10.3
Accounts payable			22.8	(42.4)
Accrued compensation			(1.5)	1.1
Accrued expenses			(5.2)	17.3
Accrued interest payable			16.6	20.6
Billings in excess of costs and earnings on uncompleted contracts			(4.7)	(5.9)
Income tax receivable and payable			(0.8)	1.0
Other liabilities			(1.3)	(2.2)
Net cash provided by operating activities from continuing operations			35.1	12.6
Investing activities:
Cash paid for acquisitions, net of cash acquired			(149.4)	(373.8)
Decrease in restricted cash			0.5	3.3
Capital expenditures			(12.0)	(5.3)
Net cash used in investing activities from continuing operations			(160.9)	(375.8)
Financing activities:
Proceeds from the issuance of long-term debt			-	427.5
Proceeds from the issuance of common stock			97.0	61.1
Cash paid for contingent acquisition consideration			(2.5)	-
Borrowings under line of credit			40.0	-
Repayment of debt			(40.8)	(2.5)
Debt issuance costs			(1.2)	(20.6)
Other			(0.9)	1.5
Net cash provided by financing activities from continuing operations			91.6	467.0
Net cash flows from continuing operations			(34.2)	103.8
Net operating cash flows from discontinued operations			2.1	(5.3)
Effect of exchange rate changes on cash and cash equivalents			0.1	(0.2)
Net increase in cash and cash equivalents			(32.0)	98.3
Cash and cash equivalents at beginning of period			69.6	10.8
Cash and cash equivalents at end of period			$ 37.6	$ 109.1

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 25,	September 30,	September 25,
	2012	2011	2012	2011

Loss from continuing operations before taxes	$ (3.1)	$ (5.6)	$ (18.0)	$ (15.0)
Add: Amortization of intangible assets	13.0	11.9	32.4	24.5
Add: Unused office space expense and other	0.7	-	2.1	-
Add: Merger and acquisition expenses	0.3	3.7	2.7	11.3
Adjusted income from continuing operations before income taxes	$ 10.9	$ 10.0	$ 19.2	$ 20.8

Estimated cash tax provision	0.9	0.7	2.7	2.3
Adjusted income from continuing operations before acquisition and amortization expenses	$ 10.0	$ 9.3	$ 16.5	$ 18.5

Diluted income per common share:
Adjusted income from continuing operations	$ 0.18	$ 0.30	$ 0.38	$ 0.73

Weighted average common shares outstanding
Diluted	56.6	30.8	43.8	25.3

Adjusted Cash Flows From Operations
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,	September 25,	September 30,	September 25,
	2012	2011	2012	2011
Net cash provided by operating activities from continuing operations	$ 25.3	$ 22.8	$ 35.1	$ 12.6
Add: Acquisition related items	0.2	7.1	3.1	20.9
Adjusted cash flows from operations	$ 25.5	$ 29.9	$ 38.2	$ 33.5

-end-